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                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT dated as of this 1st day of January, 1999, is entered into by and between Enter Tech Corporation, (the "Company") a Nevada corporation and Sam Lindsey ("Consultant") an individual.

Whereas, the Company desires to retain Consultant and Consultant has consented to provide personal consulting services for the Company, specifically for assistance in developing revenues through QuickGold Joint Ventures.

NOW, THEREFORE, the Company and Consultant agree to the following terms and conditions of Agreement.

                                    AGREEMENT

1. RETENTION. Beginning on the Effective Date, which is the 5th of January, 1999, the Company will retain Consultant, and Consultant will accept retention by the Company, as a consultant reporting to the Company's Senior Consultant, in accordance with the terms of this Agreement.

2.       Duties

         2.1 Consultant's primary duties will be to build the revenues of the Company, which will include strategic planning, sales coordination, assistance in building sales management, marketing, promotion, and such reasonable other duties as may be required.

         2.2 Consultant will assist the Company management in the development of the QuickGold 2000 promotion.

3. Time Obligations. Consultant will devote approximately 100% of his normal working month to his duties hereunder. Consultant will devote his best efforts to the Company's business as outlined above.

4. Compensation. For all services rendered by Consultant under this Agreement, the Company has and will compensate Consultant as follows from the Effective Date.

         4.1      The Company will compensate Consultant $5,000.00 monthly.

         4.2 Consultant be paid for all expenses for reasonable business related travel, entertainment and other expenses.

         4.3 Consultant will participate in a commission and stock option plan when available.


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5.       Term and Condition.

         5.1 Unless otherwise terminated as provided in Section 5, this Agreement has an option for renewal for an additional two year period on December 31, 2001.

         5.2 [sic Ninty] days prior to the [sic experation] of this agreement, the Consultant will notify the company in writing his intentions to extend this agreement for an additional two years.

         5.3 Consultant shall be entitled to compensation earned through the date of termination.

6. Cause and breach.

         6.1 Where reference is made in this Agreement to termination being by the Company with or without cause, "cause" shall mean cause given by Consultant to the Company and is limited to the following:

7. Notice. All notices and requests in connection with this Agreement shall be in writing and may be given by personal delivery, registered or certified mail, return receipt requested, telegram or any other customary means of communications addressed as follows.

Consultant:     Sam Lindsey                 Company:     Enter Tech Corporation
                430 Whistler Rd.                         430 E. 6th St.
                Steamboat, CO 80477                      Loveland, CO 80437

8. Assignment. The rights of either party shall not be assigned or transferred either voluntarily or by operation of law without the other party's written consent, nor shall the duties of either party be delegated in whole or in part either voluntarily or by operation of law without the other party's written consent. Any unauthorized assignment, transfer or delegation shall be of no force or effect.

9.       Miscellaneous.

         9.1 Waiver. No waiver of any of the provisions of this Agreement shall be valid unless in writing, signed by the party against whom such waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of these same or a waiver of any other right hereunder.

         9.2 Amendments. All amendments of this Agreement shall be made in writing, signed by the parties, and no oral amendment shall be binding on the parties.

         9.3 Relationship of Parties. Consultant is an independent contractor and not an employee of the Company and agrees to comply with federal and state tax and social security

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legislation as applicable to such independent contractors. Consultant has no authority to bind the Company or incur any obligation on behalf of the Company.


         9.4 Integration. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereto and supersedes and cancels any other prior agreements and understandings of the parties in connection with such subject matter.

         9.5 Severability. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions hereof for any reason be excessively broad as to duration, scope, activity or subject, it shall be construed by reducing such provisions, so as to be enforceable to the extent compatible with applicable law.

         9.6 Headings. The headings or titles in this Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Agreement.

         9.7 Governing Law. This Agreement will be governed by the laws of the State of Colorado, applicable to agreements between Colorado residents to be performed where the Company has need within the United States of America.

         9.8 Attorneys' Fees. In the event of litigation to enforce this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees as determined by the court.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Company:          Enter Tech Corporation

         BY:   /s/ A.W. Hogan          Director
            ---------------------------
CONSULTANT:


         BY:   /s/ S. Lindsey
            ---------------------------



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